EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use, in the registration statement on Form SB2 of Premier Nursing Products Corp, of our report dated July 19, 2007 on our audit of the financial statements of Premier Nursing Products Corp as of May 31, 2007, and the related statements of operations, stockholders' equity and cash flows through May 31, 2007 and for the period then ended, and the reference to us under the caption "Experts."


/S/ MOORE & ASSOCIATES, CHARTERED
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Moore & Associates Chartered
Las Vegas, Nevada
August 10, 2007


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501
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